POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, American Century Quantitative Equity Funds, hereinafter called the "Corporation", and certain directors and officers of the Corporation, do hereby constitute and appoint George A. Rio, , David C. Tucker, Douglas A. Paul, Charles A. Etherington, and Charles C.S. Park, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation in its behalf and to affix its corporate seal, and to sign the names of each of such directors and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Corporation has caused this Power to be executed by its duly authorized officers on this the 18th day of December, 1998.

                                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS


                                    By:/s/George A. Rio
                                       George A. Rio, President


                               SIGNATURE AND TITLE


/s/George A. Rio                                       /s/Ronald J. Gilson
George A. Rio                                          Ronald J. Gilson
President, Principal Executive                         Director
and Principal Financial Officer


/s/Maryanne Roepke                                     /s/Myron S. Scholes
Maryanne Roepke                                        Myron S. Scholes
Vice President and Treasurer                           Director


/s/James E. Stowers, III                               /s/Kenneth E. Scott
James E. Stowers, III                                  Kenneth E. Scott
Director                                               Director


/s/William M. Lyons                                    /s/Isaac Stein
William M. Lyons                                       Isaac Stein
Director                                               Director


/s/Albert A. Eisenstat                                 /s/Jeanne D. Wohlers
Albert A. Eisenstat                                    Jeanne D. Wohlers
Director                                               Director


Attest:

By: /s/Douglas A. Paul
    Douglas A. Paul, Secretary